Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeremy Ford, Hilltop Holdings Inc. 214-855-2177
Carol Towne, PlainsCapital Corporation 214-252-4142

HILLTOP HOLDINGS COMPLETES ACQUISITION OF PLAINSCAPITAL CORPORATION

DALLAS (BUSINESS WIRE)— Hilltop Holdings Inc. (NYSE: HTH) a Dallas-based holding company, today announced that it has completed its acquisition of Dallas-based PlainsCapital Corporation, the financial services holding company for PlainsCapital Bank, PrimeLending, and FirstSouthwest. PlainsCapital Corporation is now a wholly owned subsidiary of Hilltop.  Based on Hilltop’s closing market price of $14.29 as of November 30, 2012, the total value of the consideration for the acquisition was approximately $700 million.

The deal was recently ranked by SNL Financial as one of the top 10 biggest bank and thrift deals since Jan. 1, 2010.

“This transaction is a significant accomplishment for Hilltop and PlainsCapital,” said Gerald J. Ford, chairman of Hilltop. “This gives Hilltop the opportunity to own a financial services company that has a proven track record of success, strength and stability. In return, PlainsCapital has access to additional capital for future growth.”

PlainsCapital Corporation Chairman and CEO Alan B.White will continue to lead the PlainsCapital family of companies. He has also been named vice chairman of Hilltop and chairman of the executive committee for Hilltop. Jeremy B. Ford will continue to serve as president and CEO of Hilltop.

Stephens Inc. served as financial advisor to Hilltop, and Wachtell, Lipton, Rosen & Katz served as legal advisor. JPMorgan Securities LLC served as financial advisor to PlainsCapital Corporation, and Sullivan & Cromwell and Haynes & Boone served as legal advisors.

About Hilltop Holdings

Hilltop Holdings is a Dallas-based financial holding company that is a regional commercial banking franchise through its wholly owned subsidiary, PlainsCapital Corporation, a diversified Dallas-based financial services company with $6.4 billion in assets as of September 30, 2012, and three operating companies: PlainsCapital Bank, PrimeLending,  and FirstSouthwest. PlainsCapital employ 3,700 people and operate 330 locations in 42 states. Hilltop Holdings is also parent company to NLASCO, a property and casualty insurance holding company. Hilltop’s common stock is listed on the New York Stock Exchange under the symbol “HTH.” Find more information at Hilltop-Holdings.com and PlainsCapital.com.

FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Hilltop’s actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and, except as required by law, Hilltop does not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results of the combined company, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which it operates; (ii) the ability to promptly and effectively integrate the businesses of Hilltop and PlainsCapital; (iii) the reaction of the companies’ customers, employees and counterparties to the transaction; and (iv) diversion of management time on integration-related issues. For more information, see the risk factors described in the registration statement on Form S-4 filed by Hilltop and Hilltop’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (the “SEC”).